UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)              February 27, 2006

Mac-Gray Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13495	04-3361982
(Commission File Number)	(IRS Employer Identification No.)

404 Wyman Street, Suite 400
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 487-7600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 27, 2006, the Compensation Committee of the Board of Directors of Mac-Gray Corporation (the “Company”), consisting solely of independent directors (the “Committee”), (i) approved the payment of bonuses under the Company’s Senior Executive Incentive Plan (the “Incentive Plan”), previously filed as Exhibit 10.12 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and incorporated herein by reference, (ii) established percentages of base salary bonus amounts for the executive officers in accordance with the Incentive Plan for the 2006 fiscal year, (iii) approved the performance goals and the weighting of each that will be used to determine the amount of bonus awards under the Incentive Plan for the 2006 fiscal year, and (iv) approved the payment of certain additional cash bonus awards to the executive officers of the Company with respect to the fiscal year ended December 31, 2005.

2005 Awards under Incentive Plan.  In early 2005, the Committee set Company-wide targets for revenue (15% weighting), earnings before interest, taxes, depreciation and amortization (20% weighting), internal growth in the laundry facilities management business (15% weighting) and debt coverage and cash flow ratios (15% weighting), as well as individual performance objectives (35% weighting), as the performance goals for use in connection with the Incentive Plan.  In addition, the Committee established target awards equal to 60% of base salary for each executive officer under the Incentive Plan.  The Committee determined the amount of the cash bonuses for the executive officers based on the Company’s financial performance against the targets established in 2005 as well as achievement of the individual objectives.  A full payout is made if all of the performance goals are met, with higher payouts for exceeding goals and lower payouts for falling short of targets.  Based on the Committee’s assessment, cash bonuses were awarded to each of the Company’s executive officers on February 27, 2006 as follows: Stewart G. MacDonald, Jr., Chairman and Chief Executive Officer, $228,206; Neil F. MacLellan, III, Executive Vice President and Chief Operating Officer, $146,052; and Michael J. Shea, Executive Vice President and Chief Financial Officer, $146,052.

2006 Incentive Plan Performance Goals and Target Bonuses.  On February 27, 2006, the Committee approved Company-wide targets for revenue (20% weighting), earnings before interest, taxes, depreciation and amortization (20% weighting), internal growth in the laundry facilities management business (15% weighting) and debt coverage and cash flow ratios (15% weighting), as well as individual performance objectives (30% weighting), as the performance goals for use in connection with the Incentive Plan for fiscal year 2006.  In addition, the Committee approved 2006 target awards under the Incentive Plan equal to: 65% of base salary for Stewart G. MacDonald, Jr., Chairman and Chief Executive Officer; 50% of base salary for Neil F. MacLellan, III, Executive Vice President and Chief Operating Officer; and 50% of base salary for Michael J. Shea, Executive Vice President and Chief Financial Officer.

2005 Cash Bonus Awards.  On February 27, 2006, the Committee approved cash bonus awards to five officers and key employees, including two executive officers.  The Committee determined the amount of the cash bonuses based on several factors, including each executive’s success in furthering the Company’s financial and strategic objectives during fiscal year 2005.  Based on this assessment, the Committee awarded cash bonuses to the two executive officers on February 27, 2006 as follows: Stewart G. MacDonald, Jr., Chairman and Chief Executive Officer, $35,000; and Michael J. Shea, Executive Vice President and Chief Financial Officer, $40,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAC-GRAY CORPORATION

Date: February 27, 2006	By:	/s/ Michael J. Shea
Name: Michael J. Shea
Title: Executive Vice President and Chief Financial Officer